EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Storage Computer Corporation

Nashua, Hew Hampshire

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-48987, No. 333-69536 and No. 333-31207) of our audit report dated March 30, 2004, relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/    Sullivan Bille, P.C.

Sullivan Bille, P.C.

Tewksbury, Massachusetts

March 30, 2004